UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2010

Commission file number 1-14998

ATLAS PIPELINE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	23-3011077
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1550 Coraopolis Heights Road, Moon Township, Pennsylvania 15108

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (412) 262-2830

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (127 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (27 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (27 CFR 240.13e-4©)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 15, 2010, Atlas Pipeline Partners GP, LLC (the “General Partner”), the general partner of Atlas Pipeline Partners, L.P. (the “Partnership”), completed its previously announced solicitation of consents of the Partnership’s unitholders to approve the terms of the 2010 Long-Term Incentive Plan of Atlas Pipeline Partners, L.P. (the “Plan”). The Partnership’s unitholders voted to approve and adopt the Plan. Additionally, the holders of 300,000 of the 375,000 equity-indexed bonus units (the “Bonus Units”) issued pursuant to the Atlas Pipeline Partners Mid-Continent, LLC 2009 Equity-Indexed Bonus Plan and that certain Phantom Unit Grant Agreement dated September 14, 2009 with Eric T. Kalamaras, the Partnership’s Chief Financial Officer, agreed to exchange their Bonus Units for an equivalent number of Phantom Units issued under the Plan.

Description of the Plan

General. The Plan provides for the grant of Options, Phantom Units, Unit Awards, Unit Appreciation Rights and in certain cases, Distribution Equivalents which provide the participant a right to receive payments based on distributions made by the Partnership.

Administration. Grants made under the Plan will be determined by the Managing Board of the General Partner (the “Board”) or a committee of the Board, or the board of an affiliate of the Partnership that is appointed by the Board to administer the Plan, except that grants made to members of the Board may not be determined by a committee of the Board. We refer to the board or committee that administers the Plan as the “Committee.”

Subject to the provisions of the Plan, the Committee is authorized to administer and interpret the Plan, to make factual determinations and to adopt or amend its rules, regulations, agreements and instruments for implementing the Plan. The Committee will also have the full power and authority to determine the recipients of grants under the Plan as well as the terms and provisions of restrictions relating to grants.

Subject to any applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to award grants under the Plan, to the Chief Executive Officer of the General Partner, subject to such limitations as the Committee may impose, if any. However, the Chief Executive Officer many not make awards to, or take any action with respect to any grant previously awarded to, himself or a person who is subject to Rule 16b-3 under the Exchange Act of 1934, as amended.

Eligibility. Persons eligible to receive grants under the Plan are employees of the General Partner or its affiliates (including officers or members of the Board who are also employees) who perform services for the Partnership or in furtherance of the Partnership’s business, consultants or advisors who perform services for the Partnership or in furtherance of the Partnership’s business and members of the Board.

Units Available for Grants. The total number of common units representing limited partner interests of the Partnership (“Units”) that may be issued under the Plan is 3,000,000. This amount is subject to adjustment as provided in the Plan for events such as unit distributions, unit splits, recapitalizations, mergers, reorganization, reclassification and other extraordinary events affecting the outstanding Units as a class. Units issued under the Plan may be authorized but unissued Units or reacquired Units, including Units purchased by the General Partner on the open market for purposes of the Plan.

Grant of Units. Grants under the Plan may consist of options, phantom units, unit awards, unit appreciation rights or other unit-based awards. All grants are subject to such terms and conditions as the Committee deems appropriate. The awards are described more fully below.

Options. An option is the right to purchase one Unit in the future at a predetermined price (the “exercise price”). The exercise price of each option is determined by the Committee and may be equal to or greater than the fair market value of a Unit on the date the option is granted. The Committee will determine the circumstances under which an option is exercisable, the methods by which the exercise price may be paid and the form of payment (which may include cash, Units or other methods approved by the Committee). Unless otherwise provided by the Committee, an option may be exercised only while the participant is employed by the General Partner, the Partnership or their affiliates, or while providing services to the Partnership or in furtherance of the Partnership’s business as a consultant or member of the Board.

Phantom Units. Phantom units represent rights to receive a Unit or a cash amount based on the value of a Unit, or a combination of the two. Phantom units are subject to terms and conditions determined by the Committee, which may include a vesting period, achievement of performance goals or deferred payment. In addition, the Committee may grant distribution equivalents in connection with phantom units. Distribution equivalents represent the right to receive cash or Units, or a combination of the two, in an amount per phantom unit that is equal to distributions paid by the Partnership on each of the outstanding Units. Distribution equivalents may be paid by the Partnership currently or may be deferred and, if deferred, may accrue interest. The Committee may provide that distribution equivalents shall be payable based on the achievement of specific goals.

Unit Awards. The Plan permits Units to be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. Restricted units are Units that are subject to terms and conditions determined by the Committee, which may include to restrictions on transferability, voting, receipt of distributions, risk of forfeiture and/or other restrictions. The Committee may determine to withhold distributions while the unit awards are subject to restrictions. Distributions that are not paid currently will be credited to bookkeeping accounts on the General Partner’s records and may accrue interest, as determined by the Committee, which shall be paid in cash, Units or such other form as distributions are paid on Units, as determined by the Committee.

Unit Appreciation Rights. Unit appreciation rights (“UAR”) may also be awarded under the Plan separately or in tandem (granted with option rights to provide an alternative to exercise of the option). Tandem UARs may be granted at the time an option is granted or at any time while the option is outstanding. Tandem UARs may only be exercised at a time when the related option is exercisable, and requires that the related option be surrendered for cancellation.

A UAR is the right to receive, upon exercise, an amount in cash or Units equal to (i) the fair market value of one Unit on the date of exercise minus (ii) the UAR’s grant price. The Committee will determine at the date of grant the circumstances under which a UAR may be exercised, the method of exercise, the method and form of settlement, the method by or forms in which Units, cash or both will be delivered, and any other terms and conditions of any UAR. The Committee may grant UARs that are subject to the achievement of performance goals or other achievements.

Other Unit-Based Awards. The Committee may grant other awards not specified in the Plan on such terms and conditions as the Committee deems appropriate. Other unit-based awards may be granted subject to achievement of performance goals or other conditions and may be payable in Units or cash, or in a combination of the two, as determined by the Committee.

Change of Control. Upon a change of control, unless the Committee determines otherwise at the time of grant, all awards will automatically vest and become payable or exercisable in full. A change of control is defined as follows:

•	the General Partner (or an affiliate of the Partnership) ceases to be the Partnership’s general partner;

•

consummation of a merger, consolidation, share exchange, division or other reorganization or transaction of the Partnership, the General Partner or an affiliate that is a direct or indirect parent of the General Partner with any entity, other than a transaction which would result in the voting securities of the Partnership or the General Partner, as appropriate, outstanding immediately prior thereto, continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the combined voting power immediately after such transaction of the surviving entity’s outstanding securities or, in the case of a division, the outstanding securities of each entity resulting from the division;

•

the equity holders of the Partnership, the General Partner or an affiliate that is a direct or indirect parent of the General Partner approve a plan of complete, liquidation or winding-up of the Partnership;

•

consummation of a sale or disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Partnership or an affiliate that is a direct or indirect parent of the General Partner to an entity that is not an affiliate of the Partnership or the General Partner; or

•

during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board or the Board of an affiliate that is a direct or indirect parent of the General Partner (including for this purpose any new director whose election or nomination for election or appointment was approved by a vote of at least 2/3 of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board or other board of directors, as applicable.

Notwithstanding the foregoing, the Committee may specify a more limited definition of Change in Control, or a definition conforming to requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), for a particular Grant, as the Committee deems appropriate.

Amendments and Termination. The Board may amend or terminate the Plan at any time, provided, however, that the Board shall not amend the Plan without approval of the Unitholders if such approval is required in order to comply with applicable stock exchange requirements. No amendment or termination of the Plan may materially impair any rights or obligations of participants under any previously made awards, unless the participant has consented or such amendment or termination was reserved in the grant documentation. The Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations. The Committee may not reprice options or UARs, nor may the Plan be amended to permit option or UAR repricing, unless the Unitholders approve.

The Plan shall terminate on the day immediately preceding the tenth (10th) anniversary of its effective date, unless it is earlier terminated or extended by the Board with approval of the Unitholders.

Transfer Restrictions. Except as otherwise determined by the Committee, no award will be assignable or transferable except by will or the laws of descent and distribution. When a participant dies, the personal representative or other person entitled to succeed to the rights of the participant may exercise such rights.

The above description of the Plan should be read in conjunction with, and is qualified in its entirety by reference to, the full text of the Plan which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of the form of grant agreement for the grant of

Phantom Units issued in exchange for the Bonus Units, as discussed above, is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders

Of the 53,211,123 Units outstanding as of the record date, 29,969,092 Units, or 56.32%, were voted prior to the expiration date of the consent solicitation. Holders of 26,756,950 Units, or 50.3% of the total Units outstanding, voted in favor of the Plan. Holders of 2,711,419 Units, or 5.1% of the total Units outstanding, voted against the Plan and holders of 500,723 Units, or 0.9% of the total Units outstanding, abstained. There were no broker non-votes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	2010 Long-Term Incentive Plan of Atlas Pipeline Partners, L.P.

10.2	Form of Grant of Phantom Units in Exchange for Bonus Units

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 17, 2010	By:	/s/ ERIC T. KALAMARAS
Eric T. Kalamaras
Chief Financial Officer

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